Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-64932) pertaining to the Amended and Restated 1995 Stock Option Plan, the 1997 Incentive Stock Option Plan, the 1999 Director Option Plan, the VEO Systems, Inc. Option Plan, the CommerceBid.com, Inc. 1999 Equity Incentive Plan, the 1999 Mergent Systems, Inc. Stock Option Plan, the 1999 Employee Stock Purchase Plan, the 1999 Nonstatutory Stock Option Plan, the Appnet Systems, Inc. 1998 Stock Option and Incentive Plan, the Appnet Systems, Inc. 1999 Stock Incentive Plan, the Internet Outfitters, Inc. 1996 Incentive Stock Option Plan, the Appnet e-Business Technology and Integration, Inc. Incentive Stock Option Plan and the Exterprise, Inc. 1999 Stock PlanEmployees’ of Commerce One, Inc. of our report dated January 27, 2003, with respect to the consolidated financial statements and schedule of Commerce One, Inc included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Walnut Creek, California

March 28, 2003